UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

UNION NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2008, the Board of Directors approved the Union National Financial Corporation 2009 Stock Bonus Plan and Union National Financial Corporation 2009 Stock Purchase Plan which both become effective January 1, 2009.

The 2009 Stock Bonus Plan allows the compensation committee to award stock, cash or a combination of both based upon predetermined performance targets to specified employees and directors. It also allows the committee to make discretionary awards. All stock awarded under the 2009 Stock Bonus Plan is purchased on behalf of the plan on the open market. The 2009 Stock Bonus Plan is not a tax-qualified plan.

The 2009 Stock Purchase Plan allows employees through payroll deduction to purchase shares of the Registrants common stock on the open market at 85% of the price paid for such stock on specified days. The 2009 Stock Purchase Plan is not a tax-qualified plan.

The 2009 Stock Bonus Plan and 2009 Stock Purchase Plan are incorporated herein by reference to Exhibits 99.1 and 99.2.

ITEM 8.01. Other Events.

The information set forth under Item 5.02 is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Financial Statements and Exhibits
None.
(b)	Pro Forma Financial Information
None.
(c)	Shell Company Transactions
None.
(d)	Exhibits.

Exhibit Number	Description
99.1	2009 Stock Bonus Plan.
99.2	2009 Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION
(Registrant)

Dated: December 3, 2008	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President, and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	2009 Stock Bonus Plan.
99.2	2009 Stock Purchase Plan.